Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2021. Unless the context otherwise requires, the “Company” refers to The Beachbody Company, Inc. (“Beachbody”) (f/k/a Forest Road Acquisition Corp.) and its subsidiaries after the Closing, and Forest Road Acquisition Corp. (“Forest Road”) prior to the Closing.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Old Beachbody, Forest Road and Myx adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheets of Old Beachbody, Forest Road and Myx on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020 combine the historical statements of operations of Old Beachbody, Forest Road and Myx for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented. The Business Combination and related transactions contemplated in the Merger Agreement are as follows:

•	the merger of BB Merger Sub, LLC, a wholly owned subsidiary of Forest Road, with and into Old Beachbody (the “Beachbody Merger”);

•	the merger of MFH Merger Sub, LLC, a wholly owned subsidiary of Forest Road, with and into Myx (the “Myx Merger”); and

•

the issuance and sale of 22,500,000 shares of Class A Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $225,000,000 in the PIPE Placement pursuant to the Subscription Agreements.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Upon the closing of the Business Combination, public stockholders were offered the opportunity to redeem shares of Forest Road Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account. The unaudited condensed combined pro forma financial statements reflect actual redemptions of 8,383,485 shares of Class A common stock at $10.00 per share (based on the marketable securities held in the trust account of approximately $300.0 million).

Old Beachbody was determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

•	Old Beachbody’s existing stockholders has the greatest voting interest in the combined entity with over 95% of the voting interest;

•	Old Beachbody has the ability to nominate a majority of the members of the Board of Directors of the combined entity;

•	Old Beachbody’s senior management is the senior management of the combined entity; and

•	Old Beachbody is the larger entity based on historical operating activity and has the larger employee base.

The Beachbody Merger was accounted for as a reverse recapitalization in accordance with GAAP, whereby Forest Road was treated as the acquired company and Old Beachbody was treated as the acquirer. Accordingly, for accounting purposes, the Beachbody Merger was treated as the equivalent of Old Beachbody issuing stock for the net assets of Forest Road, accompanied by a recapitalization. The net assets of Forest Road are stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Beachbody Merger are those of Old Beachbody.

The Myx Merger was treated as a business combination in accordance with GAAP and was accounted for using the acquisition method of accounting. Old Beachbody recorded the estimated fair value of the assets acquired and liabilities assumed from Myx. Any excess amounts after allocating the estimated consideration to identifiable tangible and intangible assets acquired and liabilities assumed was recorded as goodwill.

Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination and related transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands)

	As of March 31, 2021									As of March 31, 2021
	Old Beachbody (Historical)	Forest Road (Historical)	Myx (Historical)	Transaction Accounting Adjustments (Note 3—RR)			Transaction Accounting Adjustments (Note 3—PPA)			Pro Forma Combined
Assets
Cash and cash equivalents	$47,649	$730	$2,990	$300,004	(a	)	$(37,700)	(b	)	$403,756
				(10,500)	(b	)	(3,216)	(g	)
				(37,363)	(c	)
				225,000	(d	)
				(83,838)	(i	)
Accounts receivable, net	3,338	—	—							3,338
Inventory, net	65,653	—	13,502							79,155
Prepaid expenses and other current assets	60,184	256	3,127	(6,293)	(c	)				57,274

Total current assets	176,824	986	19,619	387,010			(40,916)			543,523

Property and equipment, net	81,905	—	71							81,976
Content assets, net	24,046	—	—							24,046
Intangible assets, net	19,540	—	—				79,800	(c	)	99,340
Goodwill	18,981	—	—				155,132	(b	)	174,113
Marketable securities held in Trust Account	—	300,004	—	(300,004)	(a	)				—
Right-of-use asset, net	31,380	—	—							31,380
Other assets	18,634	—	34				1,735	(a	)	2,001
							(18,402)	(b	)

Total assets	$371,310	$300,990	$19,724	$87,006			$177,349			$956,379

Liabilities
Bank line of credit	$—	$—	$6,015	$—			$(6,015)	(e	)	$—
Accounts payable and accrued expenses	122,868	2,674	18,160	(5,791)	(c	)	$(633)	(g	)	131,910
							$(5,368)	(e	)
Due to related party	—	21	6,672				(6,672)	(e	)	21
Deferred revenue	106,897	—	3,243							110,140
Current portion of lease liabilities	9,929	—	—							9,929
Other current liabilities	3,024	—	—							3,024

Total current liabilities	242,718	2,695	34,090	(5,791)			(18,688)			255,024

Long-term debt	20,000									20,000
Long-term lease liabilities, net	29,128	—	—							29,128
Deferred taxliabilities	3,216	—	—				19,950	(d	)	11,766
							(11,400)	(h	)
Warrant liabilities	—	45,606	—							45,606
Deferred underwriters’ discount payable	—	10,500	—	(10,500)	(b	)				—
Convertible instrument	—	—	16,667				(16,667)	(b	)	—
Other liabilities	4,375	—	11							4,386

Total liabilities	299,437	58,801	50,768	(16,291)			(26,805)			365,910

Commitments and contingencies
Redeemable convertible Series A preferred units	98,110	—	—	(98,110)	(f	)				—
Class A common stock subject to possible redemption	—	237,188	—	(237,188)	(e	)				—
Stockholders’ equity/ Members’ equity (deficit)
Common units	584	—	—	(584)	(f	)				—
Member’s deficit	—	—	(31,044)				31,044	(f	)	—
Preferred stock	—	—	—							—
Class A common stock	—	1	—	2	(d	)	1	(b	)	16
				2	(e	)
				10	(f	)
				1	(g	)
				(1)	(i	)
Class B common stock	—	1	—	(1)	(g	)				—
Class X common stock				14	(f	)				14
Additional paid-in capital	—	29,506	—	(30,764)	(c	)	162,557	(b	)	613,809
				224,998	(d	)
				237,186	(e	)
				98,670	(f	)
				(24,507)	(h	)
				(83,837)	(i	)
Accumulated other comprehensive loss	(102)	—	—							(102)
Retained earnings (accumulated deficit)	(26,719)	(24,507)	—	24,507	(h	)	(2,583)	(g	)	(23,268)
				(7,101)	(c	)	1,735	(a	)
							11,400	(h	)

Total stockholders’ equity/ members’ equity (deficit)	(26,237)	5,001	(31,044)	438,595			204,154			590,469

Total liabilities and stockholders’ equity/ members’ equity (deficit)	$371,310	$300,990	$19,724	$87,006			$177,349			$956,379

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	For the Three Months Ended							For the Three Months Ended
	March 31, 2021							March 31, 2021
				Transaction		Transaction
		Forest		Accounting		Accounting
	Old Beachbody	Road	Myx	Adjustments		Adjustments		Pro Forma
	(Historical)	(Historical)	(Historical)	(Note 3—RR)		(Note 3—PPA)		Combined
Revenue:
Digital	$95,150	$—	$—			$—		$95,150
Nutrition and other	131,069	—	—			—		131,069
Connected fitness	—	—	17,038			—		17,038

Total revenue	226,219	—	17,038	—		—		243,257
Cost of revenue:
Digital	11,122	—	—			—		11,122
Nutrition and other	56,995	—	—			—		56,995
Connected fitness	—	—	17,456			—		17,456

Total cost of revenue	68,117	—	17,456	—		—		85,573

Gross profit (loss)	158,102	—	(418)	—		—		157,684

Operating expenses:
Selling and marketing	144,696	—	4,789			—		149,485
Enterprise technology and development	27,089	—	813			—		27,902
General and administrative	17,946	2,725	3,029	199	(aa)	2,755	(aa)	23,768
				(2,253)	(bb)	(633)	(bb)
Restructuring	—	—	—			—		—

Total operating expenses	189,731	2,725	8,631	(2,054)		2,122		201,155

Operating loss	(31,629)	(2,725)	(9,049)	2,054		(2,122)		(43,471)
Other income (expenses)
Other income (expense), net	1,299	—	(91)					1,208
Offering cost associated with warrants recorded as liabilities	—	—	—					—
Change in fair value of warrant liabilities	—	(13,870)	—					(13,870)
Interest income on marketable securities held in Trust account		4	—					4
Loss from change in fair value of convertible instrument	—	—	(1,379)			1,379	(ee)	—
Interest expense	(123)	—	(113)			113	(ff)	(123)

Total other income (expenses)	1,176	(13,866)	(1,583)	—		1,492		(12,781)

Loss before income taxes	(30,453)	(16,591)	(10,632)	2,054		(630)		(56,252)
Income tax provisions (benefit)	(395)	—	—	514	(dd)	(158)	(gg)	(39)

Net loss	$(30,058)	$(16,591)	$(10,632)	$1,540		$(472)		$(56,213)

Net loss per share, basic and diluted	$(0.48)							$(0.18)
Weighted average shares outstanding, basic and diluted	62,263,439							304,425,942

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the year ended December 31, 2020	For the period September 24, 2020 (inception) through December 31, 2020	For the year ended December 31, 2020							For the year ended December 31, 2020
	Old Beachbody (Historical)	Forest Road (Historical)	Myx (Historical)	Transaction Accounting Adjustments (Note 3—RR)			Transaction Accounting Adjustments (Note 3—PPA)			Pro Forma Combined
Revenue:
Digital	$334,804	$—	$—				$—			$334,804
Nutrition and other	528,778	—	—				—			528,778
Connected fitness	—	—	29,671				—			29,671

Total revenue	863,582	—	29,671	—			—			893,253
Cost of revenue:
Digital	38,285	—	—				—			38,285
Nutrition and other	211,422	—	—				—			211,422
Connected fitness	—	—	34,050				—			34,050

Total cost of revenue	249,707	—	34,050	—			—			283,757

Gross profit (loss)	613,875	—	(4,379)	—			—			609,496

Operating expenses:
Selling and marketing	464,000	—	9,243				—			473,243
Enterprise technology and development	93,036	—	1,950				—			94,986
General and administrative	64,818	531	6,540	797	(aa	)	11,020	(aa	)	89,122
				2,200	(cc	)	3,216	(cc	)
Restructuring	(1,677)	—	—				—			(1,677)

Total operating expenses	620,177	531	17,733	2,997			14,236			655,674

Operating loss	(6,302)	(531)	(22,112)	(2,997)			(14,236)			(46,178)
Other income (expenses)
Other income (expense), net	666	—	(156)				1,735	(dd	)	2,245
Offering cost associated with warrants recorded as liabilities	—	(981)		(4,901)	(cc	)				(5,882)
Change in fair value of warrant liabilities	—	(3,608)								(3,608)
Loss on sale of private placement warrants		(2,796)								(2,796)
Loss from change in fair value of convertible instrument	—	—	(288)				288	(ee	)	—
Interest expense	(527)	—	(201)				201	(ff	)	(527)

Total other income (expenses)	139	(7,385)	(645)	(4,901)			2,224			(10,568)

Loss before income taxes	(6,163)	(7,916)	(22,757)	(7,898)			(12,012)			(56,746)
Income tax provisions (benefit)	15,269	—	—	(1,975)	(dd	)	(11,400)	(gg	)	1,894

Net loss	$(21,432)	$(7,916)	$(22,757)	$(5,923)			$(612)			$(58,640)

Net loss per share, basic and diluted	$(0.35)									$(0.19)
Weighted average shares outstanding, basic and diluted	61,229,753									304,425,942

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Beachbody Merger was accounted for as a reverse recapitalization in accordance with GAAP, whereby Forest Road was treated as the acquired company and Old Beachbody was treated as the acquirer. Accordingly, for accounting purposes, the Beachbody Merger was treated as the equivalent of Old Beachbody issuing stock for the net assets of Forest Road, accompanied by a recapitalization. The net assets of Forest Road were stated at historical cost, with no goodwill or other intangible assets recorded.

The Myx Merger was treated as a business combination in accordance with GAAP and was accounted for using the acquisition method of accounting. Old Beachbody recorded the estimated fair value of assets acquired and liabilities assumed from Myx. Any excess amounts after allocating the estimated consideration to identifiable tangible and intangible assets acquired and liabilities assumed were recorded as goodwill.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination and related transactions as if they had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020 give pro forma effect to the Business Combination and related transactions as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Old Beachbody’s unaudited consolidated balance sheet as of March 31, 2021 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136);

•	Forest Road’s unaudited balance sheet as of March 31, 2021 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136); and

•	Myx’s unaudited balance sheet as of March 31, 2021 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136).

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•

Old Beachbody’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2021 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136);

•

Forest Road’s unaudited statement of operations for the three months ended March 31, 2021 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136); and

•	Myx’s unaudited statement of operations for the three months ended March 31, 2021 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136).

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•

Old Beachbody’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136);

•

Forest Road’s audited statement of operations for the period September 24, 2020 (inception) through December 31, 2020 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136); and

•	Myx’s audited statement of operations for the year ended December 31, 2020 and the related notes included in Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-253136).

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. In addition, for businesses acquired by Old Beachbody during the year ended December 31, 2020, the unaudited pro forma condensed combined financial information includes results from such businesses after the acquisitions. Acquisitions during the year ended December 31, 2020 did not meet the significance test thresholds that would have required pro forma presentation, as described in Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The pro forma adjustments reflecting the completion of the Business Combination and related transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Old Beachbody, Forest Road and Myx.

2.	Accounting Policies and Reclassifications

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align Old Beachbody’s, Myx’s and Forest Road’s financial statement presentation. Following the completion of the Business Combination, management will perform a comprehensive review of Old Beachbody’s, Myx’s and Forest Road’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the three entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021, are as follows:

Reverse Recapitalization Adjustments (RR)

(a)	Reflects the reclassification of marketable securities held in the trust account that became available following the Business Combination.
(b)	Reflects the settlement of $10.5 million in deferred underwriters’ discount.

(c)	Represents estimated transaction costs incurred related to the Beachbody Merger of approximately $40.1 million, for legal, financial advisory and other professional fees. Of these costs:

•	$2.8 million was deferred in prepaid expenses and other current assets and paid by Old Beachbody as of March 31, 2021;

•	$3.5 million was deferred in prepaid expenses and other current assets and accrued in accounts payable and accrued expenses by Old Beachbody as of March 31, 2021;

•	$2.3 million was accrued by Forest Road in accounts payable and accrued expenses and recognized in expense as of March 31, 2021;

•	$37.4 million was reflected as a reduction of cash, which represents the total estimated transaction costs less the amounts previously paid by Old Beachbody;

•

$7.1 million were not capitalized as part of the Beachbody Merger and reflected as a decrease in retained earnings. The costs, which include amounts allocated to the public and private placement warrant liabilities assumed as part of the Beachbody Merger, are expensed through retained earnings and included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in Note (RR-cc) below; and

•

$30.8 million were capitalized and offset against the proceeds from the Beachbody Merger and the PIPE Placement and reflected as a decrease in additional paid-in capital. This amount represents the total estimated transaction costs less: 1) $2.3 million recognized in expense by Forest Road and reclassified to additional paid-in capital (refer to Note RR—h below); and 2) $7.1 million that were not capitalized as part of the Business Combination and reflected as a decrease in retained earnings.

(d)	Reflects proceeds of $225,000,000 from the issuance and sale of 22,500,000 shares of Class A Common Stock at $10.00 per share in the PIPE Placement pursuant to the Subscription Agreements.

(e)	Reflects the reclassification of $237.2 million of Class A Common Stock subject to possible redemption to permanent equity.

(f)

Reflects the recapitalization of Old Beachbody equity comprised of 10,068,841 Old Beachbody Series A Preferred Units and 62,263,439 Old Beachbody Common Units into 101,762,614 shares of Class A Common Stock and 141,250,310 shares of Class X Common Stock.

(g)	Reflects the conversion of Class B Common Stock held by the Sponsor into Class A Common Stock.

(h)	Reflects the elimination of Forest Road’s historical accumulated deficit.

(i)

Represents redemptions of 8,383,485 shares of Class A Common Stock for $83.8 million allocated to Class A common stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.00 per share.

Purchase Price Allocation Adjustments (PPA)

(a)

Reflects the pro forma adjustment to Old Beachbody’s investment in the instrument between Old Beachbody and Myx to fair value at Closing. The fair value was determined using 1,533,483 shares issued to Old Beachbody equity holders upon conversion of the instrument and a $12.00 share price (as of June 25, 2021). The adjustment was recorded as an increase to Old Beachbody’s investment in the instrument (recorded in Other assets) and a corresponding increase in retained earnings on the unaudited pro forma condensed combined balance sheet. The fair value adjustment recorded through retained earnings is included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in Note (PPA-dd) below.

(b)	The estimated consideration is as follows:

Estimated Consideration:
Cash consideration(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$37,700
Share consideration(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	162,558
Fair value of Myxinstrument held by Old Beachbody(2)(3).	18,402

Total estimated consideration . . . . . . . . . . . . . . . . . . . . . . .	$218,660

(1)

Cash consideration includes the payoff of certain of Myx’s existing debt obligations and accounts payable and accrued expenses, the Myx Preferred Amount, and cash payments paid as consideration for certain Myx Common Units.

(2)

Fair value of Myx instrument held by Old Beachbody was determined using 1,533,483 shares of Class A common stock issued to Old Beachbody equity holders upon conversion of an instrument between Old Beachbody and Myx, pursuant to which Old Beachbody funded Myx an aggregate $15.0 million subject to certain terms and conditions, including (but not limited to) the right to convert certain of Old Beachbody’s rights under such instrument into equity interests of Myx.

(3)	Share consideration was determined using a $12.00 share price (as of June 25, 2021).

Under the acquisition method of accounting, the identifiable tangible and intangible assets acquired and liabilities assumed of Myx are recorded at the estimated acquisition date fair values. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Myx Merger. For all assets acquired and liabilities assumed other than identified intangible assets and goodwill, the carrying value was assumed to equal fair value.

The final determination of the estimated fair value of the identifiable tangible and intangible assets acquired and liabilities assumed will be determined when management has completed the detailed valuations and necessary calculations. The final determination could differ materially from the preliminary amounts used in the pro forma adjustments and may include (1) changes in the fair values and useful lives of intangible assets, (2) changes in the fair value of other assets and liabilities, (3) the related tax impact of any changes made and (4) the related impact to goodwill of any change made. Any potential adjustments made could be material in relation to the preliminary values presented.

Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated consideration for the Myx Merger to the identifiable tangible and intangible assets acquired and liabilities assumed based on Myx’s March 31, 2021 balance sheet, with the excess recorded as goodwill:

Estimated Goodwill:
Cash and cash equivalents	$2,990
Inventory, net	13,502
Prepaid expenses and other current assets	3,127
Property and equipment, net	71
Intangible assets, net	79,800
Other assets	34

Total assets	99,524
Accounts payable and accrued expenses (1)	12,792
Deferred revenue	3,243
Deferred tax liability	19,950
Other liabilities	11

Total liabilities	35,996

Net assets acquired(a)	63,528

Estimated consideration(b)	218,660

Estimated goodwill(b)—(a)	$155,132

(1)	Represents the carrying value of accounts payable and accrued expenses as of March 31, 2021 less amounts repaid with the proceeds from the cash consideration in the Myx Merger.

In accordance with Accounting Standards Codification (“ASC”) Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized. Goodwill recognized is not expected to be deductible for tax purposes.

(c)	The table below indicates the estimated fair value of each of the identifiable intangible assets:

	Preliminary Estimated Fair Value	Weighted Average Useful Life (Years)
Trade name / Trademark	$41,300	Indefinite
Developed technology	13,600	5
Customer relationships	21,500	3
Content library	3,400	3

	$79,800

The fair values of the trade name and trademark intangible assets were determined using an “income approach”, specifically, the relief-from royalty approach, which is a commonly accepted valuation approach. This approach is based on the assumption that in lieu of ownership, a firm would be willing to pay a royalty in order to exploit the related benefits of this asset. Therefore, a portion of Myx’s earnings, equal to the after-tax royalty that would have been paid for the use of the asset, can be attributed to the firm’s ownership. The fair value of the developed technology intangible asset was also determined by the relief-from-royalty approach. The fair values of the customer relationship intangible assets were determined by using an “income approach,” specifically a multi-period excess earnings approach, which is a commonly accepted valuation approach. Under this approach, the net earnings attributable to the asset or liability being measured are isolated using the discounted projected net cash flows. These projected cash flows are isolated from the projected cash flows of the combined asset group over the remaining economic life of the intangible asset or liability being measured. Both the amount and the duration of the cash flows are considered from a market participant perspective. Where appropriate, the net cash flows were adjusted to reflect the potential attrition of existing customers in the future, as existing customers are a “wasting” asset and are expected to decline over time. The fair value of the content library intangible assets were determined using a “cost approach”, which is a commonly accepted valuation approach. This approach uses the concept of replacement cost as an indicator of fair value; specifically, that a prudent investor would pay no more for an asset than the amount to recreate the asset.

(d)

Represents the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation resulting from the step up in fair value of intangible assets. Deferred tax amounts determined based on an estimated combined blended statutory tax rate of 25.0%, based on jurisdictions where income has historically been generated. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon a final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

(e)	Reflects the repayment of Myx’s bank line of credit, due to related party and certain accounts payable and accrued expenses with the proceeds from the cash consideration in the Myx Merger.

(f)	Represents the elimination of Myx’s historical Member’s deficit.

(g)

Represents estimated transaction costs of $3.2 million associated with the Myx Merger, which are expensed as incurred in accordance with GAAP. Of this amount, $0.6 million was accrued and recognized as an expense by Old Beachbody as of March 31, 2021. The cost expensed through retained earnings is included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in Note (PPA-cc) below.

(h)

Represents the reversal of a portion of Old Beachbody’s deferred tax asset valuation allowance as result of the deferred tax liabilities recognized in the Myx Merger. The change in the deferred tax asset valuation allowance recognized through retained earnings is included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in Note (PPA—gg) below.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020 are as follows:

Reverse Recapitalization Adjustments (RR)

(aa)	Reflects the amortization of estimated share-based expense associated with stock options granted as part of the Beachbody Merger.

(bb)

Represents adjustment to eliminate transaction costs expensed by Forest Road during the three months ended March 31, 2021. These costs will be considered equity issuance costs of the post-combination company, and are either capitalized as a reduction of additional paid-in capital or recognized in expense at the Closing. Transaction costs recognized in expense at Closing are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations, and accordingly, have been eliminated from the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021.

(cc)

Reflects estimated transaction costs related to the Beachbody Merger, which are not capitalized as part of the Beachbody Merger. These costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. Additionally, the adjustment reflects amounts allocated to the public and private placement warrant liabilities that were assumed as part of the Beachbody Merger. This is a non-recurring item.

(dd)	Reflects the adjustment to income tax expense as a result of the tax impact on the pro forma adjustments at the estimated combined statutory tax rate of 25.0%.

Purchase Price Allocation (PPA)

(aa)	Reflects the amortization expense recorded associated with the intangible assets recognized in the Myx Merger.

(bb)

Represents adjustment to eliminate transaction costs related to the Myx Merger that was recorded by Old Beachbody during the three months ended March 31, 2021. Transaction costs related to the Myx Merger are reflected in Note (PPA—cc) as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations.

(cc)

Reflects estimated transaction costs related to the Myx Merger, which are expensed as incurred in accordance with GAAP. These costs, which include approximately $0.6 million previously recognized by Old Beachbody during the three months ended March 31, 2021, are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(dd)

Reflects the fair value adjustment on the investment held by Old Beachbody in the instrument between Old Beachbody and Myx based on the 1,533,483 shares of Class A common stock issued to Old Beachbody equity holders upon conversion of an instrument into equity interests of Myx in the Myx Merger and a $12.00 share price (as of June 25, 2021). The fair value adjustment is reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(ee)	Reflects the elimination of the loss from change in fair value of convertible instrument, which is assumed to be converted to equity interests in Myx as part of the Myx Merger.

(ff)	Reflects the elimination of interest expense associated with Myx’s bank line of credit and due to related party, which were repaid as part of the Myx Merger.

(gg)

Reflects the adjustment to income tax expense as a result of the tax impact on the pro forma adjustments at the estimated combined statutory tax rate of 25.0% and the non-recurring income tax benefit associated with the partial reversal of the deferred tax asset valuation allowance as a result of the deferred tax liabilities recognized in the Myx Merger.

4. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entire periods presented. Basic and diluted earnings per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights.

	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Pro forma net loss (in thousands)	$(56,213)	$(58,640)
Pro forma weighted average shares outstanding, basic and diluted	304,425,942	304,425,942
Pro forma net loss per share, basic and diluted	$(0.18)	$(0.19)
Pro forma weighted average shares calculation, basis and diluted
Forest Road public stockholders (2)	21,616,515	21,616,515
Holders of Forest Road sponsor shares (2)(3)	3,750,000	3,750,000
PIPE Investors	22,500,000	22,500,000
Old Beachbody equity holders (1)(2)	243,012,924	243,012,924
Myx equity holders	13,546,503	13,546,503

	304,425,942	304,425,942

(1)

Old Beachbody equity holders includes 1,533,483 shares of Class A Common Stock issued to Old Beachbody equity holders upon conversion of an instrument between Old Beachbody and Myx pursuant to which Old Beachbody funded Myx an aggregate $15.0 million subject to certain terms and conditions, including (but not limited to) the right to convert certain of Old Beachbody’s rights under such instrument into equity interests of Myx.

(2)	The pro forma basic and diluted shares exclude the following because including them would be antidilutive:

•	34,588,520 unexercised Old Beachbody stock options

•	3,980,392 unexercised Old Beachbody warrants

•	15,333,333 unexercised New Beachbody warrants

(3)

The pro forma basic and diluted shares of the holders of Forest Road Sponsor shares exclude 3,750,000 shares of Class A Common Stock subject to certain vesting restrictions pursuant to the Sponsor Agreement. These shares are considered contingently issuable shares for which the milestones have not yet been achieved.